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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated July 16, 2001, accompanying the consolidated financial statements and schedule included in the Annual Report of Crown Group, Inc. on Form 10-K for the year ended April 30, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Crown Group, Inc. on Form S-8 (File Nos. 33-59519, 33-59527, 33-41960, 33-22590,
33-71090, and 333-38475).




Grant Thornton LLP



Dallas, Texas
August 7, 2001